Exhibit 99.2

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Period Ended
	December 31, 2004	December 31, 2003
Balance Sheet
Cash and Due From Banks	$21,258	$21,824
Federal Funds Sold	—	—
Securities Held-to-Maturity	5,367	6,756
Securities Available-for-Sale	319,758	299,031

Total Securities	325,125	305,787

Residential Real Estate Loans	176,666	173,963
Commercial Loans and Leases	166,757	147,142
Indirect Loans	117,622	97,163
Other Consumer Loans	63,862	58,803

Gross Loans and Leases	524,907	477,071
Less Unearned Income	2,055	630
Less Allowance for Loan and Lease Losses	5,267	6,069

Net Loans and Leases	517,585	470,372

Premises and Equipment, Net	12,335	10,410
Accrued Interest Receivable	4,005	4,017
Other Assets	13,626	13,845

Total Assets	$893,934	$826,255

Non-Interest Checking Accounts	74,549	56,085
Interest Bearing Checking Accounts	81,891	85,614
Savings and MMDA Accounts	206,735	204,168
Time Deposits	259,946	215,533

Total Deposits	623,121	561,400

Short-Term Borrowings	101,854	68,483
Long-Term Borrowings	90,310	120,310
Accrued Interest Payable	1,451	1,244
Other Liabilities	8,302	8,665

Total Liabilities	825,038	760,102

Common Stock	3,947	3,910
Surplus	10,298	9,268
Unamortized Value of Restricted Stock	(1,047)	(563)
Undivided Profits	62,235	57,976
Accumulated Other Comprehensive Income	1,418	3,517
Treasury Stock	(7,955)	(7,955)

Total Shareholders’ Equity	68,896	66,153

Total Liabilities and Shareholders’ Equity	$893,934	$826,255

Assets Under Trust Administration (Book Value)	$248,188	$223,242

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Quarterly Average		Year to Date
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Balance Sheet

Cash and Due From Banks	$23,714	$20,975	$22,465	$20,225
Federal Funds Sold	413	2,094	4,165	2,659
Securities Held-to-Maturity	5,666	7,156	6,189	6,403
Securities Available-for-Sale	320,098	294,325	308,202	296,472

Total Securities	325,764	301,481	314,391	302,875

Residential Real Estate Loans	175,529	172,006	173,829	162,438
Commercial Loans & Leases	159,613	141,292	153,862	138,884
Indirect Loans	117,423	94,226	110,464	82,328
Other Consumer Loans	63,608	59,003	60,745	58,143

Gross Loans and Leases	516,173	466,527	498,900	441,793
Less Unearned Income	1,331	513	906	300
Less Allowance for Loan and Lease Losses	5,902	6,020	6,033	5,728

Net Loans and Leases	508,940	459,994	491,961	435,765

Premises and Equipment, Net	12,354	10,307	11,516	10,235
Accrued Interest Receivable	4,113	4,092	3,816	3,922
Other Assets	14,594	14,564	14,467	14,879

Total Assets	$889,892	$813,507	$862,781	$790,560

Non-Interest Checking Accounts	76,921	59,345	68,949	57,886
Interest Bearing Checking Accounts	83,803	84,136	83,235	83,365
Savings and MMDA Accounts	216,414	207,950	225,405	197,303
Time Deposits	265,246	213,007	245,747	218,370

Total Deposits	642,384	564,438	623,336	556,924

Borrowings	168,101	175,291	163,149	159,914
Other Liabilities	10,080	8,151	8,799	8,823

Total Liabilities	820,565	747,880	795,284	725,661

Common Stock	3,946	3,908	3,940	3,885
Surplus	10,280	9,217	10,113	8,688
Unamortized Value of Restricted Stock	(1,052)	(561)	(1,064)	(478)
Undivided Profits	61,914	57,839	60,252	55,401
Accumulated Other Comprehensive Income	2,194	3,179	2,211	5,343
Treasury Stock	(7,955)	(7,955)	(7,955)	(7,940)

Total Shareholders’ Equity	69,327	65,627	67,497	64,899

Total Liabilities and Shareholders’ Equity	$889,892	$813,507	$862,781	$790,560

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Income Statement

Interest Income	$10,708	$9,998	$40,919	$40,220
Interest Expense	3,536	2,914	12,684	12,827

Net Interest Income	7,172	7,084	28,235	27,393
Provision for Loan and Lease Losses	665	384	984	2,349

Net Interest Income After Provision for Loan and Lease Losses	6,507	6,700	27,251	25,044

Trust & Brokerage Income	475	353	1,778	1,357
Service Charges on Deposit Accounts	771	807	3,056	2,927
Investment Securities Gains	—	—	717	1,142
Gain on the Sale of Loans	41	122	197	421
Bank Owned Life Insurance	306	112	810	461
Net Premium on Sale of Branch	—	—	—	1,407
Other Operating Income	358	358	1,665	1,572

Total Other Income	1,951	1,752	8,223	9,287

Salaries and Employee Benefits	3,688	3,575	14,919	13,462
Occupancy Expense	1,167	871	4,429	3,553
Other Operating Expense	1,783	1,862	6,945	6,513

Total Other Expense	6,638	6,308	26,293	23,528

Net Income Before Taxes	1,820	2,144	9,181	10,803
Provision for Income Taxes	225	443	1,926	2,792

Net Income	$1,595	$1,701	$7,255	$8,011

Share and Per Share Data

Period Ending Shares Outstanding	3,571,872	3,534,761	3,571,872	3,534,761
Basic Average Shares Outstanding	3,571,083	3,532,643	3,565,226	3,510,074
Diluted Average Shares Outstanding	3,628,804	3,611,120	3,631,806	3,584,930

Basic Earnings Per Share	$0.45	$0.48	$2.03	$2.28
Diluted Earniings Per Share	$0.44	$0.47	$2.00	$2.23
Cash Dividends Declared	$0.21	$0.31	$0.84	$0.94
Book Value	$19.30	$18.72	$19.30	$18.72

ALLIANCE FINANCIAL CORPORATION
Consolidated Financial Information
($ in thousands)
Unaudited

	Three months ended December 31,		Year ended December 31,
	2004	2003	2004	2003
Key Ratios

Leverage Ratio	7.58%	7.70%	7.58%	7.70%

Return on Average Assets	0.72%	0.84%	0.84%	1.01%
Return on Average Equity	9.21%	10.37%	10.75%	12.34%
Net Interest Margin (Tax Equivalent)	3.62%	3.91%	3.67%	3.91%
Efficiency Ratio	72.76%	71.39%	72.12%	64.14%

Net Loans Charged-off to Average Loans and Leases, Annualized	1.11%	0.26%	0.36%	0.29%
Provision for Loan and Lease Losses to Average Loans and Leases, Annualized	0.52%	0.33%	0.20%	0.53%
Allowance for Loan and Lease Losses to Period-end Loans and Leases	1.01%	1.27%	1.01%	1.27%
Allowance for Loan and Lease Losses to Nonperforming Loans and Leases	191.46%	130.43%	191.46%	130.43%
Nonperforming Loans and Leases to Period-end Loans and Leases	0.53%	0.98%	0.53%	0.98%
Nonperforming Assets to Period-end Assets	0.31%	0.57%	0.31%	0.57%

Allowance for Loan Losses

Allowance for Loan Losses, Beginning of Period	$6,031	$5,984	$6,069	$5,019

Loans Charged-off	(1,521)	(394)	(2,190)	(1,669)
Recoveries of Loans Previously Charged-off	92	95	404	370

Net Loans Charged-off	(1,429)	(299)	(1,786)	(1,299)

Provision for Loan Losses	665	384	984	2,349

Allowance for Loan Losses, End of Period	$5,267	$6,069	$5,267	$6,069